As filed with the Securities and Exchange Commission on April 24, 2009
Registration No. 333-[         ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHX Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	3470	13-3768097
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, NY 10604 (914) 461-1300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glen Kassan Chief Executive Officer 1133 Westchester Avenue White Plains, NY 10604 (914) 461-1300
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Adam W. Finerman, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street New York, NY 10022-1106 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	-	-	-	-
Preferred Stock, par value $0.01 per share	-	-	-	-
Debt Securities	-	-	-	-
Warrants	-	-	-	-
Units	-	-	-	-
Total			$10,000,000	$558

(1)
This registration statement covers offers, sales and distributions of an indeterminate number or aggregate principal amount of the registered securities which the registrant may from time to time issue at indeterminate prices. The aggregate maximum offering price of all securities covered by this registration statement will not exceed $10,000,000 or if the registrant issues any debt securities at an original issuance discount, such greater amount as shall result in proceeds of $10,000,000 to the registrant. The securities covered by this registration statement may be sold separately or as units with other classes of the registered securities. The securities covered by this registration statement also include such indeterminate numbers of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.  At no time will the aggregate maximum offering price of all securities issued in any given 12-month period exceed the amount allowed under General Instruction I.B.6.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(3)
Calculated pursuant to Rule 457(o) of the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed in the table.  Therefore, the table does not specify information as to the amount to be registered with respect to each class of security or the proposed maximum offering price per security.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated April 24, 2009

Up to $10,000,000 of our

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer under this prospectus from time to time, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $10,000,000 of our:

•	common stock, par value $0.01 per share (“common stock”);

•	preferred stock, par value $0.01 per share (“preferred stock”);

•	debt securities;

•	warrants to purchase common stock, preferred stock, or debt securities; or

•	any combination of the above, separately or as units.

Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “WXCO.” As of April 23, 2009, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $16,136,777, based on 12,178,565 shares of outstanding common stock, of which 3,044,675 shares are held by non-affiliates, and a per share price of $5.30 based on the closing sale price of our common stock as quoted on the NASDAQ Capital Market on April 23, 2009.  As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in these securities involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April __, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity held by non-affiliates of our company in any 12 month period.  Under this shelf registration process, we may offer from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination thereof, separately or as units, registered hereby up to the lesser of this maximum amount or a total dollar amount of $10,000,000.

This prospectus provides you with a general description of the securities.  Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”  The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”  You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities.  The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements.  See “Plan of Distribution.”

Unless the context otherwise requires, the terms “we,” “our,” “us,” and the “Company” refer to WHX Corporation (“WHX”), together with all of its subsidiaries.

ABOUT THE COMPANY

WHX Corporation

WHX, the parent company, manages a group of businesses on a decentralized basis.  WHX owns Handy & Harman (“H&H”), a diversified holding company whose strategic business units encompass three reportable segments: Precious Metal, Tubing, and Engineered Materials.  In April 2007, WHX acquired Bairnco Corporation (“Bairnco”).  Bairnco manages business units in three reportable segments: Arlon Electronic Materials, Arlon Coated Materials, and Kasco Replacement Products and Services.  The business units of H&H and Bairnco principally operate in North America.

The WHX Business System (the “System”) is at the heart of the operational improvement methodologies for all WHX companies and employees. Strategy Deployment forms the roof of the business system and serves to convert strategic plans into tangible actions ensuring alignment of goals throughout each of our businesses. The pillars of the System are the key performance indicators used to monitor and drive improvement.  The steps of the System are the specific tool areas that drive the key metrics and overall performance.  WHX utilizes lean tools and philosophies to reduce and eliminate waste coupled with the Six Sigma tools targeted at variation reduction.  The System is a proven, holistic approach to increasing shareholder value and achieving long term, sustainable, and profitable growth.

Our principal executive offices are located at 1133 Westchester Avenue, White Plains, NY 10604, and our telephone number is (914) 461-1300.

 H&H Precious Metal Segment

 H&H’s Precious Metal activities include the fabrication of precious metal and their alloys into brazing alloys and the utilization of precious metal in precision electroplating. H&H’s brazing alloys are used to join most common metals as well as specialty metals with strong, hermetic joints.  H&H offers a wide variety of these metal joining products, including gold, silver, palladium, copper, nickel, and aluminum based materials.  These brazing alloys are fabricated into a variety of engineered forms and are used in many industries including automotive, air conditioning, general industrial and other metal-joining industries.  H&H is also engaged in precision electroplating (often using gold, silver, palladium and various base metals) of electronic and electrical components primarily for use in the automotive industry.  H&H’s profits from precious metal products are principally derived from the “value added” of processing and fabricating and not from the purchase and resale of precious metal.  In accordance with general practice, prices to customers are principally a composite of two factors: (1) the value of the precious metal content of the product and (2) the “fabrication value,” which includes the cost of base metals, labor, overhead, financing and profit.

H&H Tubing Segment

H&H manufactures a wide variety of steel tubing products.  The Stainless Steel Seamless Tubing Group manufactures small-diameter precision-drawn seamless tubing both in straight lengths and coils.  The Stainless Steel Tubing Group’s capabilities in long continuous drawing of seamless stainless steel coils allow this Group to serve the petrochemical infrastructure and shipbuilding markets.   The Stainless Steel Tubing Group also manufactures products for use in the medical, semiconductor fabrication, aerospace and defense industries.   The Specialty Tubing Group manufactures welded carbon steel coated and uncoated tubing in straight lengths and coils with a primary focus on products for the refrigeration, HVAC and automotive industries.  In addition to producing bulk tubing, the Specialty Tubing Group also produces value added products for the appliance and HVAC industries by fabricating tubing into sealed system components.

H&H Engineered Materials Segment

The H&H Engineered Materials Segment supplies products to the construction and building industries. H&H manufactures fasteners and fastening systems for the U.S. commercial flat roofing industry.  Products are sold to building and roofing material wholesalers. The products are also private labeled to roofing system manufacturers. A line of specialty fasteners is produced for the building products industry for fastening applications in log homes, landscaping, masonry, and wood decks.  H&H also manufactures plastic and steel fittings and connectors for natural gas and water distribution service lines along with exothermic welding products for electrical grounding, cathodic protection, and lightning protection.   In addition, H&H manufactures electro-galvanized and painted cold rolled sheet steel products primarily for the construction, entry door, container and appliance industries.

Arlon Electronic Materials Segment

Arlon Electronic Materials’ (“Arlon EM”) principal products include high performance materials for the printed circuit board industry and silicone rubber-based insulation materials used in a broad range of industrial, military/aerospace, consumer and commercial markets.

Arlon EM supplies high technology materials to the printed circuit board (“PCB”) industry.  Arlon EM products are marketed principally to original equipment manufacturers (“OEMs”) and PCB manufacturers around the world by a direct technical sales force in many cases in support of country and area specific distributors and manufacturer’s representatives.  Arlon EM’s conventional laminates product line includes a wide variety of specialty polyimide and epoxy laminates and bonding films, as well as other high performance thermoset laminates.  These materials are used in demanding commercial and military market applications including high density interconnect, surface mount technology, heat sink bonding, semiconductor testing, wireless communications and microvia PCBs.  The microwave and radio frequency product area offers fluoropolymers (i.e. polytetrafluorethylene (“PTFE”)), ceramic-filled fluoropolymers, and other non-PTFE laminates that deliver the electrical performance needed in frequency-dependent circuit applications such as analog, digital and personal communication systems, high frequency military electronics, microwave antennas and cellular base station electronics.  These products are supplied as copper-clad laminates with bonding plies or prepregs for production of multi-layer printed circuits.

Arlon EM also manufactures a line of silicone rubber materials used in a broad range of military, consumer, industrial and commercial products.  Typical applications and products include: silicone bagging materials for producing composite parts; silicone insulating tapes for electric traction motor coil windings; insulation materials for industrial and commercial flexible heaters; silicone materials for high temperature hose and duct markets; insulating tape for medium and high voltage electrical splices and self-fusing tapes for a variety of industrial and commercial applications; as well as compliant, thermally or electrically conductive silicone film adhesives known as Thermabond™ for heat sink-bonding to printed circuit boards.

Arlon Coated Materials Segment

Arlon Coated Materials’ (“Arlon CM”) principal products include adhesive coated cast and calendared vinyl films, cast vinyl fabric, custom-engineered laminates, and coated and laminated films, foils, foams and papers used in a broad range of industrial, consumer and commercial products.

Arlon CM specialty graphic films are marketed under the Arlon and Calon® brand names and include cast and calendared vinyl films that are manufactured in a wide variety of colors, face stocks and adhesive systems.  These vinyl films are used in commercial and electrical signage, point of purchase displays, highway signage, fleet markings, and other commercial advertising applications.  Arlon CM also manufactures laminated vinyl fabrics for corporate identity programs.  These products are marketed under the ArlonFlex® brand name and complement the Calon® specialty graphic films.

Arlon CM also manufactures and markets custom-engineered laminates and coated products.  Typical applications include insulating foam tapes for thermopane windows, electrical insulation materials for motors and transformers, thermal insulation panels for appliances and cars, durable printing stock, coated foil tapes and transfer adhesives used in industrial assembly, and single and double-coated foam and film tapes and other custom engineered laminates for specific industrial applications.

Kasco Replacement Products and Services Segment

Kasco Replacement Products and Services (“Kasco”) is a provider of meat-room products and maintenance services for the meat and deli departments of supermarkets; for restaurants; for meat and fish processing plants; and for distributors of electrical saws and cutting equipment throughout North America, Europe, Asia and South America.  These products and services include band saw blades for cutting meat and fish, band saw blades for cutting wood and metal, grinder plates and knives for grinding and cutting meat, repair and maintenance services for food equipment in retail grocery and restaurant operations, electrical saws and cutting machines, seasoning products, and other related butcher supply products.

Kasco’s products and services are sold under a number of brand names including Kasco Corporation and Atlanta Sharptech in the United States and Canada, Atlantic Service Company in the United Kingdom and Canada, Bertram & Graf in Germany, and Biro France and EuroKasco in France.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should read and carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus, including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities.  These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future.  Our business, financial condition or results of operations could be materially and adversely affected if any of the events or developments described therein actually occurs.  The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors, including the factors set forth under “Risk Factors,” that could cause our actual results, performance, prospects or opportunities in 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, our need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of our new and existing products, the risk that we will not be able to compete successfully, and the possible volatility of our stock price and the potential fluctuation in our operating results. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. You should read carefully the factors described in the “Risk Factors” section of this prospectus for information regarding risk factors that could affect our results. Except as otherwise required by Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures.  We may also use such proceeds to fund strategic and opportunistic acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and Amended and Restated Bylaws, as amended (the “Bylaws”), as they will be in effect upon the completion of this offering.  For more detailed information, please see our Charter and Bylaws.

Common Stock

We may issue shares of our common stock, from time to time. We are authorized to issue 180,000,000 shares of common stock.  As of the April 23, 2009, 12,178,565 shares of common stock are outstanding.  Our common stock is traded on the NASDAQ Capital Market under the symbol “WXCO.”

Voting.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the common stock shall exclusively possess all voting power and each share of common stock shall have one vote.  Our common stock does not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  An election of directors is determined by a plurality of the votes cast by stockholders entitled to vote on the election.  Our Charter, provides that the Company may take action by written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action.

Dividends.  The holders of our common stock shall be entitled to receive dividends, when, as and if declared by the board of directors out of funds legally available for such purpose and subject to any preferential dividend rights of any then outstanding preferred stock.

Liquidation, Dissolution, Winding Up.  After distribution in full of the preferential amount, if any, to be distributed to holders of preferred stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of WHX, the holders of the common stock shall be entitled to receive all the remaining assets of WHX, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively.

Preemptive and Other Rights.  Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities.  If we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable.

Transfer Restrictions.  Our Charter contains transfer restrictions to help preserve our net operating loss carry forwards (“NOLs”) that will generally prevent any person from acquiring 5% or more of our common stock for up to ten years after July 29, 2005, as specifically provided in our Charter.  See the section of this prospectus entitled “—Transfer Restrictions.”

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.  The transfer agent’s address is 250 Royall Street, Canton, MA 02021, and its telephone number is (781) 575-2000.

 Preferred Stock

We may issue shares of our preferred stock, from time to time, in one or more series.  We are authorized to issue 5,000,000 shares of preferred stock.  As of April 23, 2009, no shares of our preferred stock were outstanding. For the complete terms of our preferred stock, please refer to our Charter and Bylaws, which are incorporated by reference into the registration statement of which this prospectus forms a part, as well as the terms of the Charter for each series of preferred stock we may issue. The terms of our preferred stock may also be affected by Delaware law.

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock. The number of authorized shares of preferred stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding).  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or junior to the preferred stock of any other series to the extent permitted by law.  No vote of the holders of the preferred stock or common stock shall be required in connection with the designation or the issuance of any shares of any series of any preferred stock authorized by and complying with the conditions of our Charter, the right to have such vote being expressly waived by all present and future holders of the capital stock of WHX.  A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences fixed by our board of directors with respect to each series, including the following terms:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•
redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants to purchase our common stock, preferred stock, or debt securities, from time to time.  The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

While the terms summarized above will apply generally to any warrants that we may offer, if we issue warrants we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described above. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to a document filed under the Exchange Act.  For more information on how you can obtain copies of the applicable warrant agreements, when available, see the section of this prospectus entitled “Where You Can Find Additional Information.”  We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety if we offer warrants.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

•	events of default;

•	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	descriptions of the debenture trustee and paying agent, and the method of payments; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Any debt securities that we issue will be issued under an indenture, which is a contract we will enter into with a trustee for the holders of the debt securities to be named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939. If we offer debt securities, we will file a form of indenture as an exhibit to the registration statement of which this prospectus forms a part, or as an exhibit to a document filed under the Exchange Act. The descriptions of the material terms and provisions of the debt securities and indenture contained in this prospectus, and that we may include in any prospectus supplement, are subject to, and are qualified in their entirety by reference to, the provisions of any indenture applicable to a particular series of debt securities.  For more information on how you can obtain copies of any applicable indenture, when available, see the section of this prospectus entitled “Where You Can Find Additional Information.”  We urge you to read the applicable indenture and any applicable prospectus supplement in their entirety if we offer debt securities.

Units

We may issue Units comprised of one or more of the other securities described in this prospectus in any combination, from time to time.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

 The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units that we may offer. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.  For more information on how you can obtain copies of any applicable unit agreement and related documents, when available, see the section of this prospectus entitled “Where You Can Find Additional Information.”  We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety if we offer debt securities.

Transfer Restrictions Applicable to our Capital Stock

Upon its emergence from bankruptcy on July 29, 2005, WHX experienced an ownership change as defined by Section 382 of the Internal Revenue Code, which imposes annual limitations on the utilization of NOLs post ownership change.  WHX believes it qualifies for the bankruptcy exception to the general Section 382 limitations.  Under this exception, the annual limitation imposed by Section 382 resulting from an ownership change will not apply, instead the NOLs must be reduced by certain interest expense paid creditors who became stockholders as a result of the bankruptcy reorganization.  In order to avoid subsequent ownership changes to help preserve our NOLs, our Charter contains transfer restrictions applicable to our capital stock, including our common stock, preferred stock, warrants and other securities, that will generally prevent any person from acquiring 5% or more of our common stock for up to ten years after July 29, 2005, as specifically provided in our Charter.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

 Certain provisions of Delaware law, our Charter and our Bylaws to become effective upon completion of this offering contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.  These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Charter and Bylaws

 Our Charter and our Bylaws include provisions that:

•	authorize the board of directors to issue, without further action by the stockholders, all or any shares of undesignated preferred stock;

•
establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

•	provide that directors may be removed only for cause; and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

 Delaware Anti-Takeover Statute

 We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.  We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.  We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law, our Charter and our Bylaws to become effective upon completion of this offering could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to the lesser of this maximum amount or $10,000,000.

 We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•
through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

 We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

 If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

 We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

 If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

 Direct Sales

 We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities.  The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

 Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

 If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

 Market Making, Stabilization and Other Transactions

 Our common stock is listed on the NASDAQ Capital Market.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

 The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus; however, to the extent that there are any inconsistencies between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus shall be deemed to supersede the earlier information. Any information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the documents listed below and any documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to completion of the offering covered by this prospectus (excluding any portion of such documents that have been “furnished” but not “filed” for the purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 31, 2009;

•	our Current Report on Form 8-K dated April 2, 2009, filed with the SEC on April 3, 2009;

•	our Current Report on Form 8-K dated March 12, 2009, filed with the SEC on March 16, 2009;

•	our Current Report on Form 8-K dated January 1, 2009, filed with the SEC on January 7, 2009; and

•	the description of our common stock contained in our Registration Statement on Form 8-A12B filed with the SEC on December 4, 2008.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests may be made orally or in writing to the attention of: General Counsel, WHX Corporation, 1133 Westchester Avenue, White Plains, NY 10604 or (914) 461-1300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, registration statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F St. NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can find information about us on our website at http://www.whxcorp.com. Information found on our website is not part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTS

$10,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

This Prospectus is dated April __, 2009

PART II

Information Not Required In Prospectus

Item 14.               Other Expenses of Issuance and Distribution.

The following table sets forth the expenses incurred by WHX in connection with the offering of the securities being registered.  All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fees	$558
Legal fees and expenses*	25,000
Accountants fees and expenses*	50,000
Miscellaneous*	15,000

Total	90,558

*Estimated

Item 15.               Indemnification of Directors and Officers.

Reference is made to the provisions of Section 145 of the Delaware General Corporation Law (the “DGCL”), which provides for indemnification of officers and directors in certain transactions.  Section 5.1 of our Bylaws and Article Eleventh of our Charter provide for indemnification of directors and officers to the fullest extent permitted by the DGCL.

 Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation.  If such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  Indemnity obligations will only be authorized (i) by a majority vote of directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

 The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.  In addition to our indemnification obligations contained in our Bylaws and Charter, we have entered into an employment agreement with each of our officers providing for indemnification to the fullest extent permitted by the DGCL.

Item 16.               Exhibits.

Exhibit Number	Description

*1.1	Underwriting agreement, if any.

2.1	First Amended Chapter 11 Plan of Reorganization of the Company, dated June 8, 2005 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed July 28, 2005).

2.2
Third Amended Joint Plan of Reorganization of Wheeling-Pittsburgh Steel Corporation, dated May 19, 2003 (incorporated by reference to Exhibit 2.1 to Wheeling-Pittsburgh Corporation’s Registration Statement on Form 10 filed May 30, 2003).

3.1	Amended and Restated Certificate of Incorporation of WHX (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K, filed December 27, 2006).

3.2
Amendment to Amended and Restated Certificate of Incorporation of WHX, dated September 17, 2008 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-154428, on October 17, 2008).

3.3
Amendment to Amended and Restated Certificate of Incorporation of WHX, dated November 24, 2008. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed March 31, 2009).

3.4	Amended and Restated By Laws of WHX (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K, filed December 27, 2006).

3.5
Amendment to Article Four, Section 4.1 of the Amended and Restated Bylaws of WHX Corporation (incorporated by reference to Exhibit 3.4 to the Company’s current report on Form 8-K, filed November 10, 2008).

*4.1	Form of securities purchase agreement, if any.

*4.2	Certificate of designation of preferred stock and, if any.

*4.3	Form of specimen preferred stock certificate, if any.

*4.4	Form of Warrant Agreement, if any.

*4.5	Form of Warrant Certificate, if any.

*4.6	Form of Debenture Indenture, if any.

*4.7	Form of Debt Security, if any.

*4.8	Form of Unit Agreement, if any.

*4.9	Form of Unit Certificate, if any.

**5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

**23.1	Consent of Independent Registered Accounting Firm-Grant Thornton LLP.

**23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).

**24.1	Power of Attorney (included in the signature page to this Registration Statement).

***25.1	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.

*	To be filed by an amendment to the registration statement or as an exhibit to a document filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

***	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17.             Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in to the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)            For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)            For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection(a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York, on April 24, 2009.

WHX CORPORATION

By:	/s/ Glen M. Kassan
	Name:	Glen M. Kassan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of WHX Corporation, whose signatures appear below, hereby constitute and appoint Glen M. Kassan and James F. McCabe, Jr., their true and lawful attorney and agent, with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of WHX Corporation on Form S-3, and any registration statement filed pursuant to Rule 462 under the Securities Act, as amended. Each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Warren G. Lichtenstein	April 24, 2009
	Warren G. Lichtenstein, Chairman of the Board	Date

By:	/s/ Glen M. Kassan	April 24, 2009
	Glen M. Kassan, Director and Chief Executive	Date
Officer (Principal Executive Officer)

By:	/s/ James F. McCabe, Jr.	April 24, 2009
	James F. McCabe, Jr., Chief Financial Officer	Date
(Principal Accounting Officer)

By:	/s/ John H. McNamara, Jr.	April 24, 2009
	John H. McNamara, Jr., Director	Date

By:	/s/ John J. Quicke	April 24, 2009
	John J. Quicke, Director	Date

By:	/s/ Louis Klein, Jr.	April 24, 2009
	Louis Klein, Jr., Director	Date

By:	/s/ Jack L. Howard	April 24, 2009
	Jack L. Howard, Director	Date

By:	/s/ Robert Frankfurt	April 24, 2009
	Robert Frankfurt, Director	Date

By:
	Garen W. Smith, Director	Date

Exhibit Index

Exhibit Number	Description

*1.1	Underwriting agreement, if any.

2.1	First Amended Chapter 11 Plan of Reorganization of the Company, dated June 8, 2005 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed July 28, 2005).

2.2
Third Amended Joint Plan of Reorganization of Wheeling-Pittsburgh Steel Corporation, dated May 19, 2003 (incorporated by reference to Exhibit 2.1 to Wheeling-Pittsburgh Corporation’s Registration Statement on Form 10 filed May 30, 2003).

3.1	Amended and Restated Certificate of Incorporation of WHX (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K, filed December 27, 2006).

3.2
Amendment to Amended and Restated Certificate of Incorporation of WHX, dated September 17, 2008 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-154428, on October 17, 2008).

3.3
Amendment to Amended and Restated Certificate of Incorporation of WHX, dated November 24, 2008. (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed March 31, 2009).

3.4	Amended and Restated By Laws of WHX (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K, filed December 27, 2006).

3.5
Amendment to Article Four, Section 4.1 of the Amended and Restated Bylaws of WHX Corporation (incorporated by reference to Exhibit 3.4 to the Company’s current report on Form 8-K, filed November 10, 2008).

*4.1	Form of securities purchase agreement, if any.

*4.2	Certificate of designation of preferred stock and, if any.

*4.3	Form of specimen preferred stock certificate, if any.

*4.4	Form of Warrant Agreement, if any.

*4.5	Form of Warrant Certificate, if any.

*4.6	Form of Debenture Indenture, if any.

*4.7	Form of Debt Security, if any.

*4.8	Form of Unit Agreement, if any.

*4.9	Form of Unit Certificate, if any.

**5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

**23.1	Consent of Independent Registered Accounting Firm-Grant Thornton LLP.

**23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).

**24.1	Power of Attorney (included in the signature page to this Registration Statement).

***25.1	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.

*	To be filed by an amendment to the registration statement or as an exhibit to a document filed under the Exchange Act and incorporated herein by reference.

**	Filed herewith.

***	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.